                                  EXHIBIT 24

                               POWER OF ATTORNEY

          KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Laurence L. Betterley and David T. Giddings, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 of Diametrics Medical, Inc., and any and all amendments or post-effective amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

     Signature                             Title                           Date
     ---------                             -----                           ----
  /s/  David T. Giddings                 President, Chief Executive   March 18, 1997
---------------------------------
David T. Giddings                        Officer and Chairman of
                                         the Board of Directors
                                         officer)

  /s/  Fred E. Silverstein, M.D.         Director                     March 20, 1997
-----------------------------------
Fred E. Silverstein, M.D.


  /s/  James E. Ashton, Ph.D.            Director                     March 19, 1997
----------------------------------
James E. Ashton, Ph.D.


  /s/  Richard A. Norling                Director                     March 23, 1997
----------------------------------
Richard A. Norling


  /s/  Mark B. Knudson, Ph.D.            Director                     March 18, 1997
 ---------------------------------
 Mark B. Knudson, Ph.D.


  /s/  Andre de Bruin                    Director                     March 19, 1997
----------------------------------
Andre de Bruin


  /s/  Roy S. Johnson                    Director                     March 18, 1997
----------------------------------
Roy S. Johnson


  /s/  Gerald L. Cohn                    Director                     March 19, 1997
----------------------------------
Gerald L. Cohn